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                                   EXHIBIT j.

                    Consent of Independent Public Accountants

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 811-06059 for Hartford International Opportunities HLS Fund, Inc. on Form N-1A.


                                        /s/ Arthur Andersen LLP



Hartford, Connecticut
April 23, 2002